UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )
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UPWORK INC.
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upwork

Supplemental Proxy Materials

May 2022

upwork

Safe Harbor and Disclaimers

This presentation, related materials, and the accompanying oral commentary (collectively, this "Presentation") contain "forward-looking" statements within the meaning of the federal securities laws based on the beliefs and assumptions of Upwork Inc. (the "Company") and on information currently available to the Company. Forward-looking statements include all statements other than statements of historical fact contained in this Presentation, including information or predictions concerning the future of the Company's business, future operating results and financial position, anticipated events and trends, potential growth opportunities, competitive position, technological and market trends, industry environment, business strategy and plans, potential growth or growth prospects, active clients, potential market opportunities, the economy and other future conditions. Words such as "believes", "may", "might", "will", "estimates", "potential", "continues", "anticipates", "intends", "expects", "could", "would", "projects", "plans", "targets", and variations of such words and similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

Any forward-looking statements made herein or made elsewhere by the Company are made solely based on information available to the Company as of the date hereof and based only on the Company's current beliefs, expectations, projections and assumptions. As such, they are subject to inherent uncertainties and assumptions, known and unknown risks and changes in circumstances that are difficult to predict and in many cases outside the Company's control, and you should not rely on such forward-looking statements as predictions of future events. The Company makes no representation that the projected results will be achieved or the events and circumstances reflected in the forward-looking statements will occur, and actual results, events and circumstances may differ materially from the Company's expectations. Furthermore, the Company does not undertake any obligation to update or revise any forward-looking statements, to conform these statements to actual results or to make changes in the Company's expectations, except as required by law. In addition, any statements regarding the current and future impacts of the (i) ongoing COVID-19 pandemic on our business and current and future impacts of actions we have taken in response to the COVID-19 pandemic and (ii) the ongoing Russian invasion of Ukraine and the effect that it may have on our business, operating results, financial condition and access to capital are forward-looking statements and related to matters that are beyond our control and changing rapidly. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from the Company's expectations is included under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 15, 2022, Quarterly Report on Form 10-Q for the three months ended March 31, 2022 filed with the SEC on April 27, 2022, and the Company's other SEC filings. In light of these risks, uncertainties and assumptions, the future events and circumstances discussed in this Presentation and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

Neither the Company nor any other person makes any representation or warranty, express or implied, as to the accuracy, reliability, or completeness of the information herein. This Presentation is made solely for informational purposes.

All third-party trademarks, including names, logos and brands, referenced by the Company in this Presentation are property of their respective owners. All references to third-party trademarks are for identification purposes only and shall be considered nominative fair use under trademark law.

Executive Summary

Upwork's executive compensation program is thoughtfully designed to drive outperformance across key metrics that are aligned with our strategic objectives and ensure our compensation outcomes are aligned with stockholder experience

- Our CEO Hayden Brown has **demonstrated outstanding and exceptional capabilities**, including leading our company through significant stockholder value creation since she assumed the role in January 2020, prior to the recent market decline in technology stock prices
- The CEO Performance Award[1] granted in January 2021 **promotes her retention in a highly competitive market for this level of leadership capability** and incentivizes her to continue driving outperformance
- **Stock price is the sole performance metric for the award**. The award's performance criteria **directly align Ms. Brown's incentives with those of our stockholders**
- The award's value is **earned and vested only if Upwork achieves extremely rigorous stock hurdles <u>and</u>** if service/time-based vesting requirements are fulfilled

1. We define the CEO Performance Award as the performance-based option award granted to Ms. Brown in January 2021.

Upwork: The World's Work Marketplace

About Upwork

For Freelancers — Access to **quality clients and secure and timely payments** while providing the freedom to run their own businesses, create their own schedules, and visibility into high-demand opportunities

For Clients — **Fast, secure, and efficient access to high-quality talent** with over 10,000 skills

Client Base

30%+ Of the Fortune 100 use Upwork[1]

Notable Clients

airbnb, Microsoft, GoDaddy, BISSELL

Company History

1998	2003	2014	2015	2018
Elance was founded	*oDesk was founded*	*Combined as Elance-oDesk*	*Rebranded as Upwork[2]*	*Upwork became a publicly traded company*

1. As of March 31, 2022.
2. We were incorporated in 2013 in connection with the combination of Elance, Inc. and oDesk Corporation. As part of the combination, we changed our name to Elance-oDesk, Inc. in 2014, and then to Upwork Inc. in 2015.

Strong Growth in User Metrics and Financial Performance

As of March 31, 2022

- **Active Clients: 793K**
- **GSV per Active Client: $4,742**

GSV

($ in millions)


41%
$2,5
24
$3,5
47
27%
$787
$1,0
01
2020
2021
Q1'21
Q1'22

Revenue

($ in millions)


35%
$374
$503
24%
$114
$141
2020
2021
Q1'21
Q1'22

Note: GSV, Active Clients, and GSV per Active Client are defined in the Appendix of this Presentation.

Responsiveness to Stockholder Feedback

Our Board and management team regularly engage with our largest stockholders on topics including corporate governance, executive compensation, and E&S practices

We reached out to stockholders representing 48% of shares | **We engaged with stockholders representing 42%** of shares

Areas of Focus	What We Heard From Stockholders	What We Did in Response
CEO Performance Award	• Stockholders were supportive of the structure and timing of the award, noting Upwork's strong performance and that the award drives alignment with stockholder interests • Consider increasing disclosure, as stockholders review such awards closely	✓ Added a comprehensive overview of the award to the 2021 proxy statement ✓ Included additional disclosure of the CEO performance award in the 2022 proxy
Long-Term Incentive Compensation (LTI)	• Stockholders appreciated the introduction of PSUs into LTI • Consider providing relevant disclosure in future proxy statements	✓ Included an overview of 2021 PSU awards in the 2021 proxy statement and provided additional details in this year's proxy ✓ Increased the percentage allocation of PSUs that comprise NEOs' LTI compensation for 2022
ESG and Sustainability	• Stockholders were enthusiastic about the progress to date, including the use of SASB and the disclosure of EEO-1 data • Continue advancing ESG-related disclosures	✓ Continued to publish detailed information on ESG initiatives and efforts ✓ Reported in alignment with TCFD recommendations and submitted our first CDP Climate Change Questionnaire in July 2021
Directors' Outside Board Commitments	• Certain stockholders highlighted that one director was not in compliance with stockholders' overboarding policies	✓ In 2021, director in question reduced his board commitments, stepping down from two boards
Corporate Governance	• Stockholders were supportive of Upwork's adoption of a majority voting standard and proxy access right • Continue reviewing governance structures over time	✓ Continued to assess governance structures in the context of our business strategy and strong performance, as well as against market practices

Source: Capital IQ; representing percentage of outstanding shares as of February 23, 2022, based on the latest 13F filings. Statistics for full year 2021.

Qualified Board with Deep, Relevant Experience

							
Hayden Brown	**Thomas Layton**	**Elizabeth Nelson**	**Greg Gretsch**	**Kevin Harvey**	**Leela Srinivasan**	**Gary Steele**	**Anilu Vazquez-Ubarri**
President & CEO	**Independent Chairperson**						
Former Chief Marketing & Product Officer, Upwork	Former CEO, OpenTable	Former EVP and CFO, Macromedia	Founding Partner and Managing Director, Jackson Square Ventures	Founder and General Partner, Benchmark Capital	CMO, Checkout.com	CEO, Splunk	Board Member and CHRO, TPG
Appointed 2019					Appointed 2019		Appointed 2020

Relevant Prior Professional Experience

Hayden Brown	Thomas Layton	Elizabeth Nelson	Greg Gretsch	Kevin Harvey	Leela Srinivasan	Gary Steele	Anilu Vazquez-Ubarri
LIVEPERSON, Microsoft, McKinsey&Company	OpenTable, METAWEB, Citysearch	macromedia, hp	Jackson Square Ventures, CONNECTIFY	BENCHMARK	checkout.com, momentive, LEVER, OpenTable, LinkedIn, BAIN & COMPANY	splunk>, proofpoint, PORTERA, SYBASE, Sun, hp	TPG, Goldman Sachs, Shearman

▬ = *Indicates the 2022 Nominees to our Board* (Thomas Layton, Elizabeth Nelson, Kevin Harvey)

Note: As of May 2022.

Board and Management Oversight of ESG Initiatives

Robust Board oversight and management accountability drives the implementation of our ESG strategies

Board Oversight

- The Nominating and Governance Committee oversees all ESG functions
- The Nominating and Governance Committee receives periodic updates throughout the year on progress and ESG strategy
- Our Enterprise Risk Management (ERM) program—which includes ESG risks—is overseen by the Audit, Risk and Compliance Committee

Management Accountability

- Our ESG Task Force is composed of personnel from various departments across the organization
- Task Force is responsible for leading and implementing ESG programs
- Each risk—including ESG risks—identified by the ERM program is assigned an internal owner and mitigation strategies are outlined with check-ins by the ERM team

The Board also regularly evaluates our corporate governance practices and is committed to continuing the evolution of our corporate governance as we mature as a public company

Our Impact Priorities

Considering which issues we have the greatest potential to positively affect and which are critical to our ability to maintain trust in the market, we synthesized our ESG materiality assessment findings into the following priorities:

Economic Opportunity

We seek to help improve people's lives by promoting work-life balance, enabling flexibility, optimizing accessibility, and unlocking freelancers' access to clients and industries

Environmental Sustainability

Because remote work reduces both work-related commutes and business travel, **Upwork is a natural ally in the fight against climate change.** In 2021, we adopted a new Global Environmental Policy that outlines our environmental commitments

Health, Safety & Human Rights

We empower people to connect and work with clients of their choosing on their terms. Along with building a safe, diverse, inclusive, and equitable workplace, we go above industry standards to **ensure people have access to safe work environments that prioritize human rights**

Business Integrity

Integrity is the fiber of our business. We uphold strong governance practices to ensure employees act ethically and that clients and talent are held accountable to one another

Diversity, Inclusion & Belonging

Belonging is a feeling, inclusion is a practice, and diversity is an outcome. Our initiatives radiate from within, focusing primarily on the impact we can make internally and extending outward to clients and talent on our work marketplace

Supplier Engagement

We strive to work with suppliers that meet the needs of our business and align with our mission. In 2021, we created our Supplier Code of Conduct to clarify our expectations of our suppliers and strengthen our supply chain management

We provide robust reporting on our impact priorities in our 2021 Impact Report

2021 Core Compensation

Our core compensation program is designed to retain, motivate, and attract exceptional talent while directly aligning pay with the achievement of long-term strategic and operational goals

Compensation Elements	Key Components	Objective and Alignment to Strategy
Base Salary	• Fixed cash	• Attract and retain top talent through market competitive levels
Annual Bonus	• Variable payout based on performance against pre-established targets	• Incentivize achievement of annual business objectives and reward short-term performance • Revenue performance metric aligns compensation with strategic growth
Long-Term Equity Incentives	• Performance-based PSUs – 50% of LTI opportunity (at target and excluding CEO Performance Award)	• Payouts based on performance against annual revenue targets • Subject to additional time-based vesting requirement
	• Time-based RSUs – 50% of LTI opportunity	• 4-year vesting period • Promotes retention

2021 CEO Pay-Mix at Target[1]



9%
9%
82%
Long-Term Equity Incentives
Base Salary
Annual Bonus

1. Reflects target bonus and target PSU, and RSU payout with equity components valued at fair market value on the grant date. Excludes 2021 CEO Performance Award.

2021 CEO Performance Award Context

- Our Board and the compensation committee determined that Ms. Brown decisively demonstrated outstanding and exceptional capabilities in her first year as President and CEO
- The compensation committee granted in January 2021 a supplemental performance-based option award to further incentivize Ms. Brown to continue delivering on our growth potential while further aligning Ms. Brown's interests with those of our stockholders
- The CEO Performance Award is commensurate with the level of achievement and ambition she had demonstrated as President and CEO, while also promoting her retention in a highly competitive market for this level of leadership capability



500%
400%
300%
200%
100%
0%
-100%
Since Ms. Brown's appointment as CEO, Upwork generated 225% in TSR, outperforming our peer group by 185 percentage points through the end of 2021[1]
Grant Date
225%
40%
Jan 2020
Jun 2020
Nov 2020
Apr 2021
Sep 2021
Dec 2021
Upwork TSR
2021 Proxy Peer Group's TSR

1. Source: Capital IQ; reflects TSR from January 1, 2020 to December 31, 2021. Peer group reflects 2021 Peer Group, which includes: APPF, APPN, BNFT, CARG, CARS, EB, EVER, FVRR, LPSN, MGNI, PS, QUOT, REAL, RDFN, SSTK, STMP, TTGT, TRUE, and YEXT.

2021 CEO Performance Award Structure Requires Significant Stockholder Value Creation to be Earned

- Performance targets to which the award is subject are very rigorous and require exceptional stockholder value creation to be achieved
- Stock price thresholds are measured over 90-day periods to mitigate short-term price volatility and a four-year service requirement reduces risk of early vesting

Stock Price Hurdles and Implied Stock Price Appreciation from Grant Date


Stock Price Hurdles
$100
$80
$60
$40
$20
$-
$60
$70
$80
$90
$100
55%
80%
106%
132%
158%
180%
150%
120%
90%
60%
30%
0%
Implied Stock Price Appreciation
Stock price hurdles
Implied stock price appreciation % from grant date

Stock Price	Numbers of Shares Vested
$38.80	Stock Price on Grant Date
$60.00	100,000
$70.00	200,000
$80.00	300,000
$90.00	400,000
$100.00	500,000

Note: The performance-based stock option award is exercisable for up to 1,500,000 shares of common stock at a per share exercise price of $38.80, subject to achievement of certain stock price goals, and a four-year service-based vesting requirement, both of which must be met for any shares to be exercisable.

We Request Your Support

- Our executive compensation program attracts and retains talented executives, motivates and rewards them to meet or exceed our short-term, and long-term strategic objectives, while simultaneously creating sustainable long-term value for our stockholders
- The CEO Performance Award is structured to protect stockholder interests and has a performance vesting requirement that requires achievement of extremely rigorous stock price hurdles
- The performance-based vesting component requires achievement of robust stock price hurdles, which explicitly aligns Ms. Brown's interests with those of stockholders and underscores the Board's confidence in both Ms. Brown and Upwork
- The compensation committee believes this award will help Upwork capture the full potential of this specific growth period for the company, particularly given ongoing shifts to remote-work that present a meaningful and unique opportunity for us

✓ **FOR** the election of directors

✓ **FOR** the advisory vote on executive compensation

✓ **FOR** the ratification of auditors

Appendix: Key Metric Definitions

Gross Services Volume (GSV)

Gross services volume, or GSV, includes both client spend and additional fees charged for other services.

Active Client

An Active Client is a client that has had spend activity on our work marketplace during the 12 months preceding the date of measurement.

GSV per Active Client

GSV per Active Client is calculated by dividing total GSV during the four quarters ended on the date of measurement by the number of active clients on the date of measurement.

2022 Annual Meeting of Stockholders

This information is being provided to stockholders in addition to the proxy statement filed by the Company with the SEC on April 19, 2022. Please read the complete proxy statement and accompanying materials carefully before you make a voting decision. Even if you have already given your proxy voting instructions, you can change your vote at any time before the annual meeting by giving new voting instructions as described in more detail in the proxy statement. The proxy statement and other documents filed by the Company with the SEC may be obtained free of charge at www.sec.gov and from the Company's website at upwork.com.